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                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT, dated as of the 7th day of November, 1995, between WILLIAM H. MORTON, JR. (the "Executive") and MEMRY CORPORATION, a Delaware corporation (the "Company").

                              W I T N E S S E T H:
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     WHEREAS, the Company and the Executive desire to enter into an employment agreement on the terms and conditions set forth below.
     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein, the parties agree as follows:

     1.  Employment and Duties.  The Company hereby agrees to employ the
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Executive, and the Executive hereby accepts employment, upon the terms and conditions set forth herein. During the term of his employment, the Executive shall diligently and faithfully serve the Company in the capacity of Senior Vice President and Chief Operating Officer, or in such other executive capacity or capacities as the Board of Directors may, from time to time, direct. As Senior Vice President and Chief Operating Officer, the Executive shall have responsibility for all operating activities of the Company and shall report to the President and Chief Executive Officer of the Company. The Executive shall devote his best efforts and entire business time, services and attention to the advancement of the Company's business and interests. The Executive

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shall diligently and faithfully carry out the policies, programs and directions of the Board of Directors of the Company.

     2.  Term.  The term of this Agreement shall commence on the date hereof,
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and shall terminate on the day before the second anniversary of such date.
Thereafter, this Agreement shall be automatically renewed for successive one-year periods, unless either party notifies the other in writing of the intention not to renew at least six (6) months prior to the date on which the term of this Agreement would otherwise terminate.

     3.  Compensation.  In consideration of the services rendered by the
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Executive, the Company agrees to compensate the Executive as follows:

     (a) In consideration of the services rendered by the Executive and/or The Risor Corporation prior to the date hereof, and as an inducement to enter into this Agreement, the Company shall promptly (i) issue to the Executive 50,000 shares of its Common Stock, valued at $1.00 per share, and (ii) pay to the Risor Corporation $50,000. The Executive shall be entitled to the registration rights with respect to such shares identical to the rights granted to domestic investors who purchased Common Stock during 1995, but the Executive agrees not to sell any such shares before January 1, 1997 without first obtaining the consent of the Company's Board of Directors.

     (b) The Company shall pay to the Executive an annual base salary of $150,000, payable in equal installments every two weeks. The Executive's base salary may be increased from time to

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time by the Board in accordance with normal business practices of the Company.
The Executive shall also be entitled to receive additional compensation in the form of any annual bonus that may be determined by and in the sole discretion of the Board of Directors of the Company and shall be eligible to participate in any incentive bonus program that may be established by the Company; provided, however, that the amount of any such bonus or incentive compensation paid to the Executive shall not be less than 80% of any similar bonus or incentive compensation paid to the Company's Chief Executive Officer with respect to any periods during which the Executive is employed by the Company.

     (c) The Company shall grant to the Executive 125,000 Incentive Stock Options (the "Options") pursuant to the Memry Corporation Stock Option Plan (the "Plan"). The exercise price for the Options shall be the Fair Market Value (as defined in the Plan) as of the date of grant. The Options shall become exercisable with respect to one fifth of the shares covered thereby on the first anniversary of the date of grant and an additional one fifth shall become exercisable on each of the second, third, fourth and fifth anniversaries of the date of grant. The Options shall terminate ten years from the date of grant. All options shall be cancelled if the Executive is terminated "for cause" (as hereinafter defined) hereunder. If the Executive resigns from all his positions with the Company, all Options not exercisable as of the date of such resignation shall be cancelled. In the event of a Change of

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Control of the Company (as defined below), all such Options shall become immediately exercisable.

     For the purposes of this Agreement, a "Change of Control" shall mean: (i) a merger, consolidation or other corporate reorganization of the Company in which the Company does not survive, or (ii) the beneficial ownership by one person or entity or a related group of persons or entities (other than Harbour Holdings Limited Partnership and its affiliates) of as much as 25% of the outstanding voting stock of the Company, unless the transaction resulting in such ownership by such person or related group had been approved by the Board of Directors of the Company.

     (d) The Executive shall be entitled to fringe benefits comparable to the benefits afforded to other executive employees of the Company, including but not limited to reasonable sick leave and coverage under any health, accident, hospitalization, disability, retirement, life insurance, 401-K and annuity plans, programs or policies maintained by the Company. In addition, and without limiting the foregoing, the Company shall provide the Executive with the following:
               (i) twenty working days of vacation per calendar year, no more than one half of which shall accrue from one year to the next; and
               (ii)   a car allowance of $300.00 per month.

     (e) The Executive shall be entitled to reimbursement, in accordance with Company policy, of all reasonable, ordinary and necessary out-of-pocket expenses which he incurs on behalf of the

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Company in the course of performing his duties hereunder, subject to furnishing appropriate documentation of such expenses in form and substance satisfactory to the Company.

     4.   Employee's Covenants.
          --------------------

          (a) Except as otherwise provided herein, during the term of employment, as set forth in Section 2 hereof, and for a period of two years thereafter, the Executive shall not, directly or indirectly in any manner or under any circumstances or conditions whatsoever, on his own behalf or on behalf of others, without the express written consent of the Company: (i) be or become interested, as an individual, partner, principal, agent, clerk, employee, stockbroker, officer, director, trustee, or in any other capacity whatsoever, except as a nominal owner of stock of a public corporation, in any business which is in any way in competition with the business of the Company or any direct or indirect subsidiaries of any of the above (including the Company, the "Affiliated Companies") within the United States; (ii) solicit any business from any person or firm which is or was a customer of the Affiliated Companies at the time of termination of the Executive's employment or within the preceding twelve-month period; (iii) solicit any person employed by the Affiliated Companies or to render services to any business which competes with the business of any of the Affiliated Companies.

          (b) The Executive acknowledges that some of the information that he will acquire in the course of his employment with the Company concerning the Affiliated Companies' policies,

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business methods, products, systems, customer lists, marketing programs, ideas, plans concerning business or product development, and other such matters is valuable proprietary information and may constitute trade secrets of the Affiliated Companies. Therefore, the Executive agrees that he shall take all reasonable and necessary steps during the term of his employment and thereafter to safeguard such information and he shall not disclose the same to any person or firm, except as necessary in the course of performing his duties on behalf of the Company hereunder. Further, upon termination of his employment hereunder, the Executive agrees that he will deliver to the Company any and all records, files, lists or other documents containing information within the scope of the foregoing description, including, without limitation, the Executive's records of contacts with customers and supplies and potential customers and suppliers.

          (c) Injunctive Relief for Breach; Enforceability.  The Executive
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agrees that the Company may not be adequately compensated by money damages for a breach by the Executive of any of the covenants contained in this Section 4 and that the Company shall be entitled to injunctive relief and specific performance in connection therewith, in addition to all other remedies. Each of the covenants contained in this Section 4 shall be construed as separate covenants, and if any court shall finally determine that any of the restraints provided for in any such covenants are too broad as to this area, activity or time covered, said area, activity or time covered shall be deemed reduced to whatever extent

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the court deems reasonable and such covenants shall be enforced as to such reduced area, activity or time.

          (d) Reasonableness of Scope and Duration.  The parties hereto agree
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that the covenants and agreements contained in this Section 4 are, taken as a whole, reasonable in their scope and duration, and no party shall raise any issue of the reasonableness of the scope of duration of any such covenants in any proceeding to enforce any such covenants.

     5.   Termination of Employment.
          -------------------------
          (a) The Executive's employment hereunder may not be terminated prior to the expiration of the employment period specified in Section 2 hereof except in accordance with the provisions of this Section 5.
          (b) The Executive's employment may be terminated by the Company for cause. For purposes of this Agreement, "for cause" shall mean dishonesty materially relating to the Executive's employment, habitual drunkenness, any substance abuse, commission of a felony, any violation of any federal procurement statute or regulation, any violation of any state or federal law relating to the workplace environment (including without limitation laws relating to sexual harassment or age, sex or other prohibited discrimination) or any violation of any Company policy adopted in respect of any of the foregoing, gross incompetence, gross insubordination or any material violation of this Agreement (which shall include, but not be limited to, a violation of the confidentiality and non-competition provisions hereof). "For

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cause" termination must be accompanied by a written notice to that effect.
          (c) If the Executive dies, this Agreement shall terminate effective at the time of his death; provided, however, that such termination shall not result
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in the loss of any benefit or rights which the Executive may have accrued through the date of his death. If the Executive's employment is terminated prior to the expiration of the employment period due to his death, the Company shall make a severance payment to the Executive or his legal representatives equal to the Executive's regular salary payments through the end of the month in which such death occurs.
          (d) If the Executive becomes disabled, this Agreement may be terminated, at the Company's option, at the end of the calendar month during which his disability is determined; provided, however, that such termination
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shall not result in the loss of any benefit or rights which the Executive may have accrued through the date of his disability. If the Executive's employment is terminated prior to the expiration of the employment period due to his disability, the Company shall make a severance payment to the Executive or his legal representative equal to the Executive's regular salary payments for a period of six (6) months or until payments begin under any disability insurance policy maintained by the Company for the benefit of the Executive, whichever period is shorter. For the purposes of this section, the definition of "disability" shall be the same as that contained in any disability insurance policy maintained by the Company in effect at the time of

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the purported disability, or last in effect, if no policy is then in effect.

     6.   Effect of Termination.  Upon termination of the Executive's employment
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for any reason whatsoever, all rights and obligations of the parties under this
Agreement shall cease, except that the Executive shall continue to be bound by the covenants set forth in Section 4 hereof, and the Company shall be bound to pay to the Executive accrued compensation, including salary and other benefits, to the date of termination and any severance payments which may be owed under the provisions of Section 5 hereof.

     7.   Successors.   In the event that the Company is merged or consolidated
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with, or sells all or substantially all of its assets to, any successor which will continue the Company's business, the Company will use its best efforts to cause such successor to assume the Company's obligations under this Agreement.

     8.   Remedies.  The Executive hereby acknowledges that his services are
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unique and extraordinary, and are not readily replaceable, and hereby expressly agrees that the Company in enforcing the covenants contained in Section 4 of this Agreement, in addition to any other remedies provided for herein or otherwise available at law, shall be entitled in any court of equity having jurisdiction to an injunction restraining him in the event of such a breach, actual or threatened, of the agreement and covenants contained in Section 4 of this Agreement.

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     9.   Miscellaneous.
          -------------
          (a) This Agreement may not be assigned by either party hereto.
          (b) In the event that any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be, and shall be deemed to be, modified so as to become valid or enforceable, and the remaining provisions of this Agreement shall not be affected.
          (c) This Agreement shall be governed by and construed in accordance with the law of the State of Connecticut.
          (d) No modification of this Agreement shall be effective unless in a writing executed by both parties.
          (e) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements, representations and promises by either party or between the parties.

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     IN WITNESS WHEREOF, the parties hereto have signed this instrument as of the date first above written.


                         MEMRY CORPORATION

                         By: /s/ James G. Binch
                             ----------------------------------
                             Name:  James G. Binch
                             Title: President



                             /s/ William H. Morton, Jr.
                             ----------------------------------
                             William H. Morton, Jr.





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